Exhibit 13.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350,

Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Orbital Corporation Limited, a public company incorporated in Australia (the “Company”), hereby certifies that:

The Annual Report on Form 20-F for the year ended June 30, 2011 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2011

/s/ Keith Anthony Halliwell
Name: Keith Anthony Halliwell
Title: Chief Financial Officer